Exhibit 99.1

Marchex Launches More than 100 Enhanced Local and Travel-related Web Sites

SEATTLE, WA – August 8, 2006 Marchex, Inc. (NASDAQ: MCHX, MCHXP), today announced that it has launched enhanced versions of more than 100 local and travel-related Web sites across its network of more than 200,000 Web sites. This list of 100 Web sites includes several of Marchex’s hotel and restaurant Web sites.

These Web sites feature integrations from Marchex’s search technology and content aggregation engine, Open List (www.openlist.com), and include the following information and functionality: (i) an improved user interface; (ii) category search capability; (iii) multi-dimensional local search refinements based on personal relevance; (iv) local mapping; (v) related Web site suggestions; (vi) expert third-party reviews; (vii) user-generated reviews and the ability for new users to post reviews; (viii) awards; (ix) comparison hotel rate information; (x) detailed descriptions and feature summaries; and (xi) targeted pay-per-click advertisements.

The goal of this launch is to increase usage by creating a useful and relevant consumer experience; and also to increase monetization. In addition, this launch is part of Marchex’s ongoing efforts to build out its local and travel-related sites, and to gather important user data to inform future product development. Marchex will continue similar integrations across its network of more than 200,000 Web sites throughout 2006 and beyond.

A partial list of local and travel-related Web sites included in this launch can be found below.

Hotels – Local:	www.aspenresort.com – www.bahamahotels.com – www.barbadosresorts.com – www.bayareahotels.com – www.bermudaresorts.com – www.californiawinecountryhotel.com – www.cheaphotelsnyc.com – www.chicagomotels.com – www.floridakeysbedandbreakfast.com – www.grandtetonlodging.com – www.lasvegascheaphotelrooms.com – www.luxuryhotelsmiami.com – www.miamimotels.com – www.mexicoresort.com – www.newyorkresorts.com – www.oaklandhotels.com – www.phillyhotels.com – www.utahresorts.com – www.wisconsinresorts.com

Hotels – Generic:	www.cheaphotelsonline.com – www.deluxehotels.com – www.fivestarhotels.com – www.greatresorts.com – www.hoteldeal.com – www.resorts.org – www.romantichotels.com – www.worldsbesthotels.com

Restaurants – Local:	www.bayareadining.com – www.bigislandrestaurant.com – www.sanfrancuisine.com – www.sanfranrestaurants.com – www.sanjosecuisine.com – www.manhattanpubs.com

Restaurants – Generic:	www.beststeak.com – www.cajunfood.com – www.cuisine.com – www.italiancuisine.com – www.koshermeals.com

Travel – Local:	www.ameliaislandtravel.com – www.hiltonheadislandvacations.com – www.mauitours.com – www.newenglandvacation.com – www.newyorktours.com – www.winecountrytours.com

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC.

For further information, contact:

Press:

Marchex Inc.

Mark S. Peterson

VP of Public Relations

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

206-331-3316

tcaldwell@marchex.com

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